Exhibit 99.1

FinWise Bancorp Announces Share Repurchase Program

MURRAY, Utah, May 21, 2026 (GLOBE NEWSWIRE) -- FinWise Bancorp (NASDAQ: FINW) (“FinWise” or the “Company”), parent company of FinWise Bank (the “Bank”), today announced that its Board of Directors has authorized a common stock repurchase program to purchase up to 685,000 shares, or approximately 5% of issued and outstanding shares, as of May 19, 2026. Any repurchases made under the program will be made at the Company’s discretion with an expiration of May 31, 2028.

“The Board’s authorization of a share repurchase program reflects our strong capital position and confidence in the long-term trajectory of the business,” said Jim Noone, CEO of FinWise Bancorp. “We ended the first quarter with a Bank Leverage Ratio of 16.8%, nearly double the well-capitalized threshold, and tangible book value of $14.34 per share. FinWise today is supported by multiple growth engines at varying stages of maturity. We remain focused on disciplined execution and thoughtful capital deployment to build long-term shareholder value.”

Under the repurchase program, the Company may, from time to time and on or before the program's expiration date, repurchase shares of its outstanding common stock in the open market, in privately-negotiated transactions, or otherwise, subject to applicable laws and regulations. The extent to which the Company repurchases its shares, and the means and timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements, availability of funds, and other relevant considerations, as determined by the Company. The repurchase program does not obligate the Company to purchase any particular number of shares. The Company may, in its discretion, begin, suspend, limit or terminate repurchases at any time prior to the program's expiration, without any prior notice. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The Company expects to fund repurchases under the program with its available cash balances.

About FinWise Bancorp
FinWise Bancorp is a Utah bank holding company headquartered in Murray, Utah which wholly owns FinWise Bank, a Utah chartered state bank, and FinWise Investment LLC (together “FinWise”). FinWise provides Banking and Payments solutions to fintech brands. FinWise’s existing Strategic Program Lending business, conducted through scalable API-driven infrastructure, powers deposit, lending and payments programs for leading fintech brands. As part of Strategic Program Lending, FinWise also provides a Credit Enhanced Balance Sheet Program, which addresses the challenges that lending and card programs face diversifying their funding sources and managing capital efficiency. In addition, FinWise manages other Lending programs such as SBA 7(a), Owner Occupied Commercial Real Estate, and Leasing, which provide flexibility for disciplined balance sheet growth. FinWise is also expanding and diversifying its business model by incorporating Payments (MoneyRails™) and BIN Sponsorship offerings. Through its compliance oversight and risk management-first culture, FinWise is well positioned to guide fintechs through a rigorous process to facilitate regulatory compliance. For more information about FinWise visit https://investors.finwisebancorp.com.

Contacts
investors@finwisebank.com
media@finwisebank.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “believe,” “expect,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “budget,” “goal,” “target,” “would,” “aim” and “outlook,” or similar expressions generally indicate a forward-looking statement.
These forward-looking statements are based on management assumptions and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond the Company’s control. Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including market price of the Company's common stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time and the Company’s cash flows from operations. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from its forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended December 31, 2025. The Company does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Company or by or on behalf of the Company, except as may be required under applicable law.